                                                                       EXHIBIT 5

                               HADDAN & ZEPFEL LLP
                      500 Newport Center Drive, Suite 580,
                             Newport Beach, CA 92660
                                 (949) 706-6000
                              (949) 706-6060 (fax)
                              rjz@haddanzepfel.com

                                February 9, 2004


VisiJet, Inc
192 Technology, Suite Q
Irvine, CA 92618

Dear Sirs:

         We have acted as counsel to VisiJet, Inc. (the "COMPANY") in connection with the Registration Statement of the Company on Form SB-2 (the "REGISTRATION STATEMENT") being filed today with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "ACT"), covering 19,110,198 shares (the "SHARES") of common stock of the Company, par value $.001 per share, to be offered and sold by the selling stockholders named in the Registration Statement.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including (i) the Certificate of Incorporation of the Company as amended to the date hereof, (ii) the By-Laws of the Company as amended to the date hereof, and (iii) the Stock Purchase Agreements dated as of January 9, 2004 between the Company and SBI Brightline II, LLC and between the Company and Trilogy Investment I LLC (the "STOCK PURCHASE AGREEMENTS"). We have assumed that the Stock Purchase Agreements have been duly authorized, executed and delivered by SBI Brightline II, LLC and by Trilogy Investment I LLC.

         As to questions of fact material to our opinion expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company and/or representatives of the Company. We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company and/or representatives of the Company and do not opine as to the accuracy of such factual matters. We also have relied, without investigation, upon certificates and other documents from public officials.

         The opinion expressed below is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law.

         Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, and after (a) the Registration Statement has become effective under the Act and assuming that such effectiveness remains in effect throughout the period during which the Shares are offered and sold, and
(b) the Shares have, if required, been duly qualified or registered, as the case may be, for sale under applicable state securities laws and all applicable state securities laws are complied with, we are of the opinion that the Shares are duly authorized and, if and when the Shares to be issued under the Stock Purchase Agreements are duly issued in accordance with the terms of the Stock Purchase Agreements, and the consideration therefor has been received by the Company, the Shares will be validly issued, fully-paid and nonassessable.

         This opinion may only be used in connection with the Registration Statement and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of this firm's name under the caption "LEGAL MATTERS" in the prospectus forming part of the Registration Statement.

                                          Very truly yours,

                                          /s/ Haddan & Zepfel LLP
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                                          Haddan & Zepfel LLP